                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           SOLIGEN TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           SOLIGEN TECHNOLOGIES, INC.
                             19408 LONDELIUS STREET
                              NORTHRIDGE, CA  91324

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 19, 1997


TO ALL SHAREHOLDERS OF SOLIGEN TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SOLIGEN TECHNOLOGIES, INC. (the "Company"), will be held on Friday, September 19, 1997, at 11:00 a.m., local time, at the Chatsworth Hotel, 9777 Topanga Canyon Boulevard, Chatsworth, California 91311 for the following purposes:

     1. To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     2. To amend the Company's 1993 Stock Option Plan to increase the number of shares available for issuance from 3,500,000 to 5,000,000;

     3. To confirm the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending March 31, 1998; and

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on August 1, 1997, are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. YOU MAY REVOKE THE PROXY CARD ANY TIME PRIOR TO ITS USE. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.


                              By Order of the Board of Directors


                              /s/ Yehoram Uziel
                              Yehoram Uziel
                              PRESIDENT, CEO, DIRECTOR AND
                              CHAIRMAN OF THE BOARD

August 6, 1997

                           SOLIGEN TECHNOLOGIES, INC.

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 19, 1997

                                -----------------


SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement and the accompanying Annual Report to Shareholders, Notice of Annual Meeting, and proxy/voting instruction card (the "Proxy Card") are being furnished to the holders (collectively, the "Shareholders") of the common stock (the "Common Stock") of Soligen Technologies, Inc. (the "Company"), a Wyoming corporation, in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 1997 Annual Meeting of Shareholders to be held on Friday, September 19, 1997, at 11:00 a.m., local time, at the Chatsworth Hotel, 9777 Topanga Canyon Boulevard, Chatsworth, CA 91311, and any adjournment thereof (the "Meeting").

     Only Shareholders of record at the close of business on August 1, 1997 will be entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying materials are being mailed on or about August 6, 1997 to all Shareholders entitled to notice of and to vote at the Meeting. The Annual Report of the Company for the fiscal year ended March 31, 1997, is being mailed to Shareholders of record together with the mailing of this Proxy Statement.
The address and phone number of the Company's principal executive office is:

                             19408 Londelius Street
                       Northridge, California  91324  USA
                              Phone (818) 718-1221

     The Common Stock constitutes the only class of securities of the Company entitled to notice of and to vote at the Meeting. In accordance with the Company's Bylaws, the stock transfer records were compiled at the close of business on August 1, 1997, the record date set by the Board of Directors for determining the Shareholders entitled to notice of and to vote at the Meeting and any adjournment thereof. On that date, there were 32,599,115 shares of Common Stock outstanding and entitled to vote.

     The two persons named as proxies on the enclosed Proxy Card, Yehoram Uziel and Robert Kassel, were designated by the Board of Directors of the Company.
All properly executed Proxy Cards will be voted (except to the extent that authority to vote has been withheld or revoked) and where a choice has been specified by the Shareholder as provided in the Proxy Card, it will be voted in accordance with the specification so made. Shares represented by Proxy Cards submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for directors proposed by the Board of Directors, FOR Proposal No. 2 to approve the increase in the number of shares of Common Stock from 3,500,000 to 5,000,000 shares that may be issued under the 1993 Stock Option Plan, and FOR Proposal No. 3 to confirm the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March 31, 1998. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, either by written notice filed with the Secretary or the acting secretary of the Meeting or by oral notice given by the Shareholder to the presiding officer during the Meeting. Any Shareholder who has executed a Proxy Card but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid
Proxy Cards in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting.

     Each share of Common Stock outstanding on the record date is entitled to one vote at the Meeting. Shares registered in the name of brokers and other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not be considered "shares present" as to matters with respect to which a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes"). If a quorum is present at the Meeting: (i) the five nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote shall be elected directors; (ii) Proposal No. 2 to amend the Company's 1993 Stock Option Plan to increase the aggregate number of shares of Common Stock that may be issued thereunder to 5,000,000 shares will be approved if a majority of the number of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote are voted in favor of the proposal; and (iii) Proposal No. 3 to confirm the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March 31, 1998 will be approved if the number of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal which are voted in favor of the proposal exceeds the number of shares which are voted against it. Shareholders do not have the right to cumulate their votes in an election of directors.

     With respect to the election of directors, directors are elected by a plurality of the votes cast, and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 2, abstention from voting will have the same effect as voting against the proposal and nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 3, abstention from voting or nonvoting by brokers will have no effect thereon.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Solicitation of proxies by mail may be supplemented by telephone, telegraph, or personal solicitation by the directors, officers or employees of the Company, who will not be compensated for any such solicitation. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Company's Common Stock.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


     In accordance with the Company's Bylaws, the Board of Directors shall consist of no less than three and no more than seven directors, the specific number to be determined by resolution adopted by the Board of Directors. The Board of Directors has set the number of directors at five. Directors are elected on an annual basis, and each director is to serve until the next Annual Meeting of Shareholders or until his or her successor is duly elected and qualified.

     The Board of Directors has nominated each of the persons named below to be elected to serve as a director:

               Yehoram Uziel
               Dr. Mark W. Dowley
               Kenneth T. Friedman
               Patrick J. Lavelle
               Darryl J. Yea

     Shares of Common Stock represented by the Proxy Cards will be voted FOR the election to the Board of Directors of the nominees named above unless authority to vote for a particular director or directors has been withheld in the Proxy Card. All of the nominees named above have consented to serve as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees named above will be unable to serve as a director. In the event of the death or unavailability of any of the nominees named above, the proxy holders will have discretionary authority under the Proxy Card to vote for a suitable substitution nominee as the Board of Directors may recommend. Proxies may not be voted for more than five (5) nominees.

     Certain information about each of the persons nominated by the Board of Directors is set forth under the heading "Management" in this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF YEHORAM UZIEL, DR. MARK W. DOWLEY, KENNETH T. FRIEDMAN, PATRICK J. LAVELLE, AND DARRYL J. YEA AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH SUCH NOMINEE UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

                                 PROPOSAL NO. 2

                   AMENDMENT TO THE 1993 STOCK OPTION PLAN TO
              INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE


     The Board of Directors has approved an amendment to the Company's 1993 Stock Option Plan (the "Plan") increasing the aggregate number of shares of Common Stock which may be issued pursuant to the Plan to 5,000,000 shares (an increase of 1,500,000 shares). For a description of the Plan see "1993 Stock Option Plan Summary" below.

     In the absence of contrary specifications, the shares represented by the Proxy Cards will be voted FOR the following resolution approving the amendment to the Plan:

          RESOLVED, that the shareholders of Soligen Technologies, Inc. (the "Company") hereby approve the amendment of the first sentence of Section 4.1 of the Company's 1993 Stock Option Plan to read as follows: "The Committee, from time to time, may provide for the option and sale in the aggregate of up to five million shares of Common Stock, to be made available from authorized, but unissued, or reacquired shares of Common Stock."

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE FOREGOING AMENDMENT TO THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

                                 PROPOSAL NO. 3

                         CONFIRMATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS


     The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1998. This selection is being submitted for confirmation by the Shareholders at the Meeting. If not confirmed, this selection will be reconsidered by the Board of Directors, although the Board of Directors will not be required to select different independent public accountants for the Company. In the absence of contrary specifications, the shares represented by the Proxy Cards will be voted FOR the following resolution confirming the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending March 31, 1998:

          RESOLVED, that the shareholders of Soligen Technologies, Inc. (the "Company") hereby confirm the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending March 31, 1998.

     Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from Shareholders. Neither Arthur Andersen LLP nor any partner thereof has any direct financial interest in the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE CONFIRMATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1998, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 18, 1997, certain information furnished to the Company with respect to ownership of the Company's Common Stock of (i) each director, (ii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as at the end of the last fiscal year whose total annual salary and bonus for such fiscal year exceeded $100,000, and any ex-officers for whom disclosure under this item (iii) would have been provided except for the fact that the individual was not serving as executive officer at the end of such fiscal year, (iv) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock, and (v) all executive officers and directors of the Company as a group.

                                          Amount and Nature of
Name and Address of Beneficial Owner      Beneficial Ownership        Percent of Class  (1)
------------------------------------      --------------------        ---------------------
Yehoram Uziel
  19408 Londelius Street
   Northridge, CA  91324                       9,506,974  (2)                29%

Charles W. Lewis
  19408 Londelius Street
   Northridge, CA  91324                       2,269,930  (2)                 7%

Dr. Mark W. Dowley
  3281 Scott Blvd.
  Santa Clara, CA  95054                         286,500  (3)                 1%

Kenneth T. Friedman
  23512 Malibu Colony Dr.
  Malibu, CA 90265                                367,145 (4)                 1%

Patrick J. Lavelle
  131 Bloor St. West, Suite 815
  Toronto, Ontario, Canada  M5S 1S3               21,500  (5)                  *

Darryl J. Yea
  750 West Pender St., Suite 1600
  Vancouver, B.C., Canada  V6C 2T8               725,200  (6)                 2%

All executive officers and directors
  as a group (8 persons)                      13,387,249  (7)                40%

-----------------------------------
*  Represents less than 1%

(1) Based on 32,599,115 total shares issued and outstanding plus options and warrants exerciseable within 60 days of the date of this Proxy Statement by individual beneficial owner.

(2) On April 15, 1993, the Company merged with Soligen, Inc., a Delaware Corporation ("Soligen"), in a reverse acquisition transaction (the "Acquisition"). Pursuant to a share exchange agreement, the Company acquired all of the issued and outstanding shares of Soligen in consideration of the issuance of 13,000,000 shares of the Company's Common Stock to the former shareholders of Soligen, consisting of 3,250,000 pooled shares and 9,750,000 escrow shares allocated as follows:

     Name of Recipient     Pooled Shares     Escrow Shares       Total
     -----------------     -------------     -------------       -----
     Yehoram Uziel           1,923,821         5,771,464        7,695,285
     Adam Cohen                596,196         1,788,589        2,384,785
     Charles Lewis             567,483         1,702,447        2,269,930
     MIT                       162,500           487,500          650,000
                           -----------       -----------       ----------
     Totals                  3,250,000         9,750,000       13,000,000
                           -----------       -----------       ----------
                           -----------       -----------       ----------

     The pooled shares are subject to the terms of a Pooling Agreement and the escrow shares are held subject to the terms of an Escrow Agreement. Under the terms of the pooling agreement, 20% of the pooled shares are to be released pro rata amongst the pooling shareholders on April 14 of each year, beginning in 1994 until all pooled shares have been released. On March 17, 1996, Adam Cohen resigned as the Company's Vice-President of Engineering. In connection with Mr. Cohen's resignation, the pooling agreement was modified to permit the release of all pooled shares beneficially owned by Mr. Cohen. Going forward, 20% of the pooled shares are to be released pro rata amongst the remaining pooling shareholders on April 14 of each year hereafter until all pooled shares have been released. The pooling agreement does not restrict the voting of the pooled shares in any manner.

     The terms and conditions of the Escrow Agreement are prescribed by the policies of the British Columbia Securities Commission and were issued under its Local Policy 3-07. The escrow shares are held by the Company's registrar and transfer agent pursuant to the terms of the Escrow Agreement which permits the release of one escrow share for each $0.41 Cdn. in net "cash flow" (as defined in the Escrow Agreement) earned by the Company during the period beginning November 1, 1993 and ending October 31, 1998. Under the terms of the Escrow Agreement, if the Company earns net "cumulative cash flow" (as defined in the Escrow Agreement) of Cdn. $4,000,000 or approximately US $3,050,000 during the five year earn out period, all of the escrow shares will be released from escrow. Any shares not released from escrow at the end of the five year period will be canceled.

     The Escrow Agreement provides that the escrow shares will not be traded in, dealt with in any manner whatsoever or released, nor may the Company, its transfer agent or the escrow shareholder make any transfer or record any trading in such shares without the consent of the Vancouver Stock Exchange. In addition, the Escrow Agreement provides that the escrow shares may not be voted on a resolution to cancel any of the escrow shares. Subject to this exception, the escrow shares have no voting restrictions. The Escrow Agreement also provides that the escrow shares may not participate in the assets and property of the Company on a winding up or dissolution of the Company.

     In connection with Mr. Cohen's resignation, the Vancouver Stock Exchange consented to Yehoram Uziel's purchase of all of Mr. Cohen's escrow shares, which purchase was consummated on May 30, 1996.

(3) Includes options to purchase 46,500 common shares which are exercisable within 60 days from the date of this Proxy Statement.

(4) Includes options to purchase 94,500 common shares and warrants to purchase 60,145 common shares which are exercisable within 60 days from the date of the Proxy Statement.

(5) Includes options to purchase 21,500 common shares which are exerciseable within 60 days from the date of this Proxy Statement.

(6)  Includes options to purchase 170,000 common shares which are exercisable within 60 days from the date of this Proxy Statement. 555,200 of the shares shown are owned by Chelsea Capital Corporation ("Chelsea"), a private British Columbia corporation which is owned 50% by Darryl J. Yea. 375,000 of these shares are held in escrow subject to the terms of the Escrow Agreement. Mr. Yea is deemed to have beneficial ownership of these shares by virtue of his ownership position in Chelsea.

(7) Includes options to purchase 210,000 common shares which are exerciseable within 60 days from the date of this Proxy Statement.

MANAGEMENT

                                    DIRECTORS

     The Company's Articles of Incorporation and Bylaws, as amended, provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Bylaws, as amended, the number of directors is fixed from time to time by the Board of Directors, which number may not be less than three nor more than seven, and directors serve in office until the next Annual Meeting of Shareholders or until their successors have been elected and qualified.

     The names of the Company's current directors and certain information about them are set forth below:

Name                     Age    Position
----                     ---    --------
Yehoram Uziel            46     President, CEO, Director, and Chairman of the
                                Board of Directors
Dr. Mark W. Dowley       63     Director
Kenneth T Friedman       39     Director
Patrick J. Lavelle       58     Director
Darryl J. Yea            38     Director

     Yehoram Uziel has served as President and Director of the Company since April 1993. Mr. Uziel has served as Chief Executive Officer and Chairman of the Board of the Company since May 1993. Mr. Uziel served as the Company's Chief Financial Officer from May 20, 1996 to July 29, 1996. Mr. Uziel has also served as President and Chief Executive Officer of Soligen from October 1991 to present and Director, President and Chief Executive Officer of Atop, Inc. ("Altop"), a wholly-owned subsidiary of the Company from June 1994 to present. From January 1989 to January 1992, he was Vice President of Engineering at 3D Systems, Inc., a rapid prototyping manufacturer based in Valencia, California. Prior to 1989, Mr. Uziel was Director of New Business Development of Optrotech, Inc., a manufacturer of inspection equipment for the printed circuit board industry which is based in Israel. From December 1990 to December 1993 Mr. Uziel was Chairman of the Board of Conceptland Ltd., a rapid prototyping service bureau based in Israel. Mr. Uziel received a B.Sc. degree in Mechanical Engineering from the Technion Institute of Technology in Israel.

     Dr. Mark W. Dowley has served as Director of the Company since July 1993. Dr. Dowley has served as President and Chairman of Liconix, Inc., a manufacturer of helium-cadmium lasers based in Santa Clara, California, since 1972. He has served as a Director of LEOMA (Lasers & Electro Optical Manufacturers Association) for four years and has served as a member of the Executive Committee of the Silicon Valley Council of the American Electronics Association. Dr. Dowley has served as a Director of Sports Software, a manufacturer of tennis analysis systems, since 1985.

     Kenneth T. Friedman has served as Director of the Company since September 9, 1996. Mr. Friedman is President and Founder of Friedman Enterprises, an investment bank and investment company that specializes in mergers and acquisitions and raising debt and equity capital. Prior to Friedman Enterprises, Mr. Friedman was President, Founder, and a member of the board of directors of Houlihan, Lokey, Howard & Zukin Capital, an investment bank. Prior to, and simultaneous with such position, Mr. Friedman was also a Managing Director and a member of the board of directors of Houlihan, Lokey, Howard & Zukin, Inc. a financial advisory company specializing in investment banking, money management and valuing companies and securities. Mr. Friedman received his MBA from Harvard Business School.

     Patrick J. Lavelle has served as Director of the Company since September 1994. Mr. Lavelle has been the Chairman of the Federal Business Development Bank of Canada from 1994 to the present. Mr. Lavelle has been the Chairman and Chief Executive Officer of Patrick J. Lavelle and Associates, a management firm, from 1991 to the present. From 1991 to 1994, Mr. Lavelle was Chairman of the Canadian Council for Aboriginal Business. Mr. Lavelle is a director of Revenues Properties, Co. and several Canadian companies. Previously, Mr. Lavelle was Vice President, Corporate Development at Magna International, Inc., a leading automotive parts manufacturer, where he oversaw business relations with Japanese and other Pacific Rim auto producers. Mr. Lavelle also served as President of the Automotive Parts Manufacturers' Association of Canada. Previously, he held the position of Deputy Minister of Industry, Trade and Technology for the Province of Ontario and was simultaneously Secretary of the Premier's Council and an Advisor to the Planning and Priorities Board of Cabinet. Mr. Lavelle also served as Agent General for the Government of Ontario in Paris, France.

     Darryl J. Yea has served as Director since November 1992 and was formerly interim President of the Company (from November 1992 to April 1993). Mr. Yea has served as President and Director of C. M. Oliver Capital Corporation, an investment banking and management consulting firm based in Vancouver, British Columbia, Canada, from 1986 to present. Mr. Yea has also been a Director of PlanVest Capital Corporation and a Director of C. M. Oliver & Company Limited, a Vancouver-based brokerage firm, since 1992. Mr. Yea is also a Director and former President of DataWave Word Vending Inc. in Vancouver. Mr. Yea is a member of the Real Estate Institute of British Columbia and the Institute of Certified Management Consultants of British Columbia. Mr. Yea received a B.Comm. degree in both Urban Land Economics and Finance from the University of British Columbia in Canada.


                COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     During the fiscal year ended March 31, 1997, the Board of Directors held six (6) meetings and took action pursuant to four (4) unanimous written consents. Rules adopted under the Securities Exchange Act of 1934 require the Company to disclose in this proxy statement whether any director attended fewer than 75% of the total number of meetings of the Board of Directors or of committees of the Board of Directors on which he served during the fiscal year ending March 31, 1996. During the fiscal year ending March 31, 1997, each of the directors attended more than 75% of the meetings of the Board of Directors or committees of the Board of Directors on which he served.

     The Audit Committee, which did not meet formally in the fiscal year ended March 31, 1997, has two members, Darryl J. Yea and Dr. Mark W. Dowley. The Audit Committee reviews with the Company's independent auditors the scope, results and costs of the annual audit, and the Company's accounting policies and financial reporting.

     The 1993 Stock Option Plan Administrative Committee has three members, Dr. Mark W. Dowley, Patrick Lavelle and Darryl J. Yea. The Administrative Committee was established to administer the Company's 1993 Stock Option Plan on behalf of the Board of Directors in accordance with the terms thereof.

     The Compensation Committee consists of Dr. Mark W. Dowley, Kenneth T. Friedman, Patrick J. Lavelle and Darryl J. Yea. The Compensation Committee was established April 28, 1997, with the responsibility for reviewing and approving the salaries and other benefits of the executive officers of the Company. In addition, the Compensation Committee consults with the Company's management regarding other benefits plans and compensation policies and practices of the Company.

     The Board of Directors does not have a nominating committee.


                               EXECUTIVE OFFICERS

     The names of, and certain information regarding, the executive officers of the Company who are not also directors are set forth below. Officers of the Company are appointed by the Board of Directors of the Company at the annual meeting of the Board of Directors to hold office until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

Name                     Age    Position
----                     ---    --------
Robert Kassel            70     Chief Financial Officer and Chief Administrative
                                Officer

Charles W. Lewis         46     Vice President, Soligen, Inc.

Amir Gnessin             38     Vice President of Engineering, Soligen, Inc.

     Robert Kassel was appointed Chief Administrative Officer in May 1996 and Chief Financial Officer in July 1996. From 1993 to 1996, Mr. Kassel worked as an independent consultant. During 1994, Mr. Kassel also served as Manufacturing Manager for G & H Technologies. Mr. Kassel served as Operations Officer for Ceradyne, a manufacturer of advanced technical products from, 1989 to 1993.
From 1979 to 1988, Mr. Kassel worked as Division General Manager for SFE Technologies, which manufactures multi-layer capacitors and EMI-RFI filters for telecommunications, computers and industrial controls. Mr. Kassel was the Division Vice-President for William House Regency, a manufacturer of paper products, from 1972 to 1979.

     Charles W. Lewis served as Vice President of Operations of the Company from July 1993 to July 1995. Mr. Lewis has served as Vice President of the Company's subsidiary, Soligen, Inc., from 1992 to present and as Vice President of Altop from January 1995 to the present. Mr. Lewis also served as Secretary of the Company from 1992 to 1993. From 1991 to 1992, he was Director of Engineering for BHK Inc., a manufacturer of scientific arc lamps which is based in Pomona, California. From 1986 to 1991, Mr. Lewis was Program Manager for 3D Systems, Inc., a rapid prototyping firm based in Valencia, California. Mr. Lewis received a B.A. in Physics from the University of California in San Diego.

     Amir Gnessin has served as Vice President of Engineering of Soligen, Inc. from April 1994 to present. Mr. Gnessin joined the Company in August 1992 as a Senior Mechanical Engineer and was promoted to Mechanical Team Leader in February 1993. From 1989 to 1992, Mr. Gnessin worked as a design engineer and manager at Optrotech, Inc., a manufacturer of inspection equipment for the printed circuit board industry which is based in Israel. Mr. Gnessin received a BS in Mechanical Engineering from the Technion Institute of Technology in Israel.

     No family relationship exists among any directors or executive officers of the Company or the nominees for election to the Company's Board of Directors.

EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table provides certain summary information concerning compensation awarded to, earned by or paid to Yehoram Uziel for the fiscal years ended March 31, 1995 March 31, 1996 and March 31, 1997.

                           Summary Compensation Table

                                                                          Annual Compensation
                                                                          -------------------
Name and principal position               Year                                   Salary
---------------------------               ----                            -------------------
Yehoram Uziel, President, CEO,            Fiscal year ended 3/31/95             $100,832
Director and Chairman of the Board of
the Company; President and CEO of         Fiscal year ended 3/31/96             $ 99,320
Soligen, Inc.; and CEO of Altop, Inc.
                                          Fiscal year ended 3/31/97             $  99,486

     No other executive officer received compensation in excess of $100,000 in the fiscal year ended March 31, 1997. No executive officer received a bonus in the fiscal year ended March 31, 1997.

     No options or stock appreciation rights were granted to or exercised by executive officers of the Company during the fiscal year ended March 31, 1997.

     The Company had no long-term incentive plan for the fiscal year ended March 31, 1997. The Company has no employment contracts, no termination of employment agreements, and no change of control agreements with any named executive officer.


COMPENSATION OF DIRECTORS

     Pursuant to the Company's 1993 Stock Option Plan, as amended (the "Plan"), on October 1, 1993, Dr. Mark Dowley was granted a nonstatutory stock option to purchase 25,000 shares of Common Stock to compensate him for his duties as Director; this option is exercisable at Cdn. $2.20, vests over four years beginning October 1, 1994 and expires October 1, 2003. On February 22, 1996, Dr. Dowley was granted an additional nonstatutory stock option to purchase 50,000 shares of Common Stock to compensate him for his duties as Director; this option is exerciseable at $0.75. On February 22, 1996, Mr. Kenneth T. Friedman was granted a nonstatutory stock option to purchase 150,000 shares of Common Stock to compensate him for his duties as an advisor, this option is exercisable at $0.75, vests over four years beginning February 23, 1996 and expires February 23, 2005. On February 22, 1996, Mr. Kenneth T. Friedman was granted an additional nonstatutory stock option to purchase 150,000 shares of Common Stock to compensate him for his duties as Director, this option is exercisable at $0.75, vests over four years beginning December 1, 1996 and expires December 1, 2005. On April 15, 1993, Mr. Darryl J. Yea was granted a nonstatutory stock option to purchase 170,000 shares of Common Stock to compensate him for his duties as Director; this option is exercisable at Cdn. $1.00, vests over four years beginning April 15, 1994 and expires April 15, 2003. On February 22, 1996, Patrick J. Lavelle was granted a nonstatutory stock option to purchase 50,000 shares of Common Stock to compensate him for his duties as Director; this option is exerciseable at $0.75, vests over four years beginning February 23, 1996 and expires February 23, 2005. Other than options granted under the Plan, the Directors receive no compensation for serving as Directors of the Company. Expenses incurred in attending the Board of Directors meetings are reimbursed by the Company.

1993 STOCK OPTION PLAN SUMMARY

     BACKGROUND. On February 17, 1993, the Board of Directors adopted the 1993 Stock Option Plan (the "Plan"). The Plan was subsequently amended by the Board of Directors on March 26, 1993, and as amended, was approved by the Company's Shareholders on February 16, 1994. The Board of Directors approved an additional amendment to the Plan on October 19, 1994, which was subsequently approved by the Company's Shareholders on July 21, 1995. This amendment increased the aggregate number of shares of the Company's Common Stock which may be issued under the Plan from two million (2,000,000) shares to three million five hundred thousand (3,500,000) shares. The Plan provides for the grant of incentive stock options to selected officers and other employees of the Company or Soligen and non-qualified stock options to selected employees, officers, Directors and consultants of the Company or Soligen to purchase shares of the Company's Common Stock.

     As of March 31, 1997, the persons eligible to participate in the Plan included approximately 70 employees of the Company. Non-employee directors and consultants who provide services to the Company are also eligible to participate in the Plan. As of March 31, 1997, options to purchase 3,297,000 shares of Common Stock were outstanding at a weighted average exercise price of approximately US. $0.78 per share. There were no shares issued upon exercise of options and 203,000 shares of Common Stock were available for future grants under the Plan.

     ADMINISTRATION. In compliance with amended Rule 16b-3, adopted by the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, the Plan is administered by either the Company's Board of Directors or by a committee of two or more Directors. The Board of Directors or the committee, if appointed, is referred to in the Plan as the "Administrative Committee." The Administrative Committee has full authority to administer the Plan in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the Plan. The Board of Directors may delegate the responsibility for administering the Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Administrative Committee members will serve for such terms as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act will comply with the requirements of Rule 16b-3 promulgated under Section 16(b) to the Exchange Act, or any successor provision.

     MINIMUM OPTION PRICE. The exercise price for options under the Plan shall be determined by the Administrative Committee; provided, however, that the exercise price of incentive stock options under the Plan must equal or exceed the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of employees who hold 10% or more of the voting power of the Common Stock). As defined in the Plan, "fair market value" shall mean the last reported sales price of the Common Stock on the American Stock Exchange on the last business day prior to the date of grant.

     VESTING OF OPTIONS. All options granted pursuant to the Plan vest over four years on the anniversary of the date of grant. At the discretion of the Board of Directors, they may vest in any vesting schedule so long as options vest at a rate of at least twenty percent (20%) per year.

     DURATION OF OPTIONS. Subject to earlier termination as a result of the dissolution or liquidation of the Company or a material change in the capital structure of the Company, or as a result of termination of employment, death or disability, each option granted under the Plan shall expire on the date specified by the Administrative Committee, but in no event more than (i.) ten years from the date of grant in the case of incentive stock options generally, and (ii.) five years from the date of grant in the case of incentive stock options granted to an employee who holds 10% or more of the voting power of all Common Stock.

     MEANS OF EXERCISING OPTIONS. An option is exercised by giving written notice to the Company, which notice must be accompanied by full payment of the purchase price therefore, either (i.) in cash or by certified check, (ii.) at the discretion of the Administrative Committee, through delivery of shares of Common Stock having a fair market value equal to the cash exercise price of the option, (iii.) at the discretion of the Administrative Committee, by delivery of the optionee's personal recourse note in the amount of the cash exercise price of the option, or (iv.) at the discretion of the Administrative Committee, by any combination of (i.), (ii.) and (iii.) above.

     TERM AND AMENDMENT OF THE PLAN. The Plan will expire pursuant to its terms on February 16, 2003. The Board of Directors may terminate or amend the plan at any time; provided, however, that the following actions will not become effective without Shareholder approval obtained within 12 months before or after the Board adopts a resolution authorizing such action:

     (a) increasing the total number of shares that may be issued under the Plan (except by adjustment under the Plan);

     (b) materially modifying the requirements of the Plan regarding eligibility for participation in the Plan;

     (c) materially increasing the benefits accruing to participants under the Plan; and

     (d) making any change in the terms of the Plan that would cause the incentive stock options granted under the Plan to lose their qualification as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended.

     ASSIGNABILITY. No option granted under the Plan is assignable or transferable by the optionee except by will or by the laws of descent and distribution.

     FEDERAL TAX EFFECTS OF ISOs. The Company intends that each incentive stock option ("ISO") granted under the Plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). An optionee acquiring stock pursuant to an incentive stock option receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains the difference between the amount received in such disposition and the basis in the ISO stock, i.e. the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition, and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the option is exercised and sold (the "bargain purchase element"). While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the bargain purchase element of the ISO is considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, the Company is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, the Company may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

     FEDERAL TAX EFFECTS OF NON-ISOs. If an option does not meet the statutory requirements of Section 422 of the Internal Revenue Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised, and is deductible by the Company for federal income tax purposes in such year. Although an optionee will generally realize ordinary income at the time the non-qualifying stock option is exercised, if the stock issued upon exercise of the option is considered subject to a "substantial risk of forfeiture" and no "Section 83 Election" has been filed, then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the stock on the date the forfeiture restriction lapses.

     The foregoing summary of federal income tax consequences of stock options does not purport to be complete, not does it discuss the provisions of the income tax laws of any state of foreign country in which the optionee might reside.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company.
The Company's directors and executive officers and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ending March 31, 1997, the Company's directors, executive officers, and greater than ten percent beneficial owners complied with all
Section 16(a) filing requirements, except Kenneth T. Friedman, a director of the Company, filed one late Form 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 6, 1997, the Company entered into a consulting agreement with Kenneth T. Friedman, a Director of the Company. Mr. Friedman (through Friedman Enterprises) is retained to provide general consulting services and assist in business strategies with the Company. As compensation for consulting services, the Company agreed to immediately sell to Mr. Friedman, for an aggregate price of ten dollars, warrants to acquire 500,000 shares of the Company's Common Stock, with an exercise price of $0.75 per share, subject to the following vesting schedule, and an expiration date for such warrants of December 31, 2006.

                                                Number of
                    Vesting Date                 Warrants
                    ------------                ---------
                    December 31, 1997             200,000
                    December 31, 1998             150,000
                    December 31, 1999             100,000
                    December 31, 2000              50,000

SHAREHOLDER PROPOSALS

     Proposals by Shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive office, to the attention of Robert Kassel, Chief Financial Officer, no later than April 8, 1998, in order to be included in the Company's 1998 Proxy Statement and Proxy Card.


TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for action at the Meeting. If any other business requiring a vote of the Shareholders should come before the Meeting, the persons named as proxies in the enclosed proxy form will vote or refrain from voting in accordance with their best judgment.

     Please return your Proxy Card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Meeting, no business can be transacted. Therefore, please be sure to date and sign your Proxy Card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important Meeting.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED MARCH 31, 1997. WRITTEN REQUESTS SHOULD BE MAILED TO THE SECRETARY, SOLIGEN TECHNOLOGIES, INC., 19408 LONDELIUS STREET, NORTHRIDGE, CALIFORNIA 91324.

                              By Order of the Board of Directors:


                              /s/ Yehoram Uziel
                              Yehoram Uziel
                              PRESIDENT, CEO,, DIRECTOR AND
                              CHAIRMAN OF THE BOARD
Dated: August 6, 1997

                                                          /X/ Please mark
                                                              your votes
                                                              as shown
                    -------------
                    COMMON SHARES

The Board of Directors recommends a vote FOR each of the nominees in Proposal 1 and a vote FOR Proposals 2 and 3.

                                                          FOR  WITHHELD

Proposal 1 - Election of Directors:  Yehoram Uziel        / /     / /
                                     Dr. Mark W. Dowley   / /     / /
                                     Kenneth T. Friedman  / /     / /
                                     Patrick J. Lavelle   / /     / /
                                     Darryl J. Yea        / /     / /

                                                                                                           FOR   AGAINST  ABSTENTION
Proposal 2 - To amend the 1993 Stock Option Plan to increase the number of shares available for issuance
             from 3,500,000 to 5,000,000 shares.                                                            / /    / /       / /

Proposal 3 - To ratify the selection of Arthur Andersen LLP as the Company's independent public
             accountants for fiscal year ending March 31, 1998.                                             / /    / /       / /

                                     UPON SUCH OTHER MATTERS AS MAY PROPERLY
                                     COME BEFORE OR INCIDENT TO THE CONDUCT
                                     OF THE ANNUAL MEETING, THE PROXY HOLDERS
                                     SHALL VOTE IN SUCH MANNER AS THEY DETERMINE
                                     TO BE IN THE BEST INTEREST OF THE COMPANY.
                                     MANAGEMENT IS NOT PRESENTLY AWARE OF ANY
                                     SUCH MATTERS TO BE PRESENTED FOR ACTION AT
                                     THE ANNUAL MEETING.

                                               I PLAN TO ATTEND THE MEETING  / /


                                               COMMENTS/ADDRESS CHANGE       / /
                                               Please mark this box if you
                                               have written comments
                                               or address changes on the
                                               reverse side.

                                      THIS PROXY IS SOLICITED BY THE MANAGEMENT
                                      OF THE COMPANY.  IF NO SPECIFIC DIRECTION
                                      IS GIVEN AS TO ANY OF THE ABOVE ITEMS,
                                      THIS PROXY WILL BE VOTED FOR EACH OF THE
                                      NOMINEES NAMED IN PROPOSAL 1 AND FOR
                                      PROPOSALS 2 AND 3.


Signatures(s)________________________ Dated____________________________________

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise, either by written notice delivered to the Company's Secretary at the Company's offices at 19408 Londelius Street, Northridge, CA 91324, prior to the Annual Meeting, or by oral notice given by the Shareholder to the presiding officer during the meeting. The power of the proxy holders shall also shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

                           SOLIGEN TECHNOLOGIES, INC.

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 19, 1997

The undersigned hereby names, constitutes and appoints Yehoram Uziel and Robert Kassel, or either of them in the absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me acting and in my place and stead to attend the Annual Meeting of the Shareholders of Soligen Technologies, Inc. to be held on Friday, September 19, 1997, at 11:00 a.m., local time, at the Chatsworth Hotel, 9777 Topanga Canyon Boulevard, Chatsworth, CA 91311, and at any adjournment thereof, and to vote all shares of Common Stock held of record in my name on August 1, 1997, with all the powers that I would possess were I personally present.

     P
     R
     O
     X
     Y

-------------------------------------------------------------------------
COMMENTS/ ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE








                                                          (Continued and to be
                                                           signed on other side)